Exhibit 24.1
POWER OF ATTORNEY
January 18, 2007
We, the undersigned officers and directors of Wisconsin Energy Corporation (the “Company”), hereby severally constitute and appoint Gale E. Klappa, Allen L. Leverett and Jeffrey West, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount or number of (i) unsecured or secured indebtedness in the form or forms of debentures, notes or other forms of indebtedness which may include senior, subordinated and junior subordinated debt securities of the Company and/or one or more trusts, limited liability companies or other entities formed by the Company, (ii) Company preferred stock, and/or (iii) preferred securities of one or more trusts, limited liability companies or other entities formed by the Company for the purpose of issuing such securities (including, without limitation, preference securities, trust preferred securities and/or other similar hybrid or capital securities other than common stock), and related Company guarantees of any such securities to be issued by any trust, limited liability company or other entity formed by the Company (the “Registration Statement”), and any and all pre-effective and post-effective amendments to the Registration Statement, including any Registration Statement filed pursuant to Rule 462(b) of the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

Signature	Title

/s/ Gale E. Klappa Gale E. Klappa	Chairman of the Board, President and Chief Executive Officer and Director — Principal Executive Officer

/s/ Allen L. Leverett Allen L. Leverett	Executive Vice President and Chief Financial Officer — Principal Financial Officer

/s/ Stephen P. Dickson Stephen P. Dickson	Vice President and Controller — Principal Accounting Officer

Signature	Title

/s/ John F. Ahearne John F. Ahearne	Director

/s/ John F. Bergstrom John F. Bergstrom	Director

/s/ Barbara L. Bowles Barbara L. Bowles	Director

/s/ Patricia W. Chadwick Patricia W. Chadwick	Director

/s/ Robert A. Cornog Robert A. Cornog	Director

/s/ Curt S. Culver Curt S. Culver	Director

/s/ Thomas J. Fischer Thomas J. Fischer	Director

/s/ Ulice Payne, Jr. Ulice Payne, Jr.	Director

/s/ Frederick P. Stratton, Jr. Frederick P. Stratton, Jr.	Director